American High-Income Trust

September 30, 2015

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 72DD1 and 72DD2, 73A1 and 73A2, 74U1 and74U2, and 74V1 and 74V2, complete answers are as follows:

Item 72DD1 and 72DD2
Total income dividends for which record date passed during the period

Share Class	Total Income Dividends (000’s omitted)
Class A	$810,371
Class B	$3,534
Class C	$59,031
Class F1	$49,400
Class F2	$84,735
Total	$1,007,071
Class 529-A	$20,821
Class 529-B	$239
Class 529-C	$6,418
Class 529-E	$1,111
Class 529-F1	$1,442
Class R-1	$1,148
Class R-2	$10,949
Class R-2E	$1
Class R-3	$13,777
Class R-4	$12,457
Class R-5	$6,460
Class R-6	$62,776
Total	$137,599

Item 73 A1 and 73A2
Distributions per share for which record date passed during the period

Share Class	Dividends from Net Investment Income
Class A	$0.65
Class B	$0.57
Class C	$0.56
Class F1	$0.64
Class F2	$0.67
Class 529-A	$0.64
Class 529-B	$0.55
Class 529-C	$0.56
Class 529-E	$0.62
Class 529-F1	$0.66
Class R-1	$0.56
Class R-2	$0.56
Class R-2E	$0.64
Class R-3	$0.61
Class R-4	$0.65
Class R-5	$0.68
Class R-6	$0.68

Item 74U1 and 74U2
Number of shares outstanding

Share Class	Shares Outstanding (000’s omitted)
Class A	1,223,639
Class B	4,224
Class C	98,306
Class F1	68,851
Class F2	130,287
Total	1,525,307
Class 529-A	31,759
Class 529-B	300
Class 529-C	11,004
Class 529-E	1,735
Class 529-F1	2,193
Class R-1	1,950
Class R-2	18,595
Class R-2E	2
Class R-3	21,278
Class R-4	18,318
Class R-5	8,988
Class R-6	106,408
Total	222,530

Item 74V1 and 74V2
Net asset value per share (to nearest cent)

Share Class	Net Asset Value Per Share
Class A	$9.83
Class B	$9.83
Class C	$9.83
Class F1	$9.83
Class F2	$9.83
Class 529-A	$9.83
Class 529-B	$9.83
Class 529-C	$9.83
Class 529-E	$9.83
Class 529-F1	$9.83
Class R-1	$9.83
Class R-2	$9.83
Class R-2E	$9.83
Class R-3	$9.83
Class R-4	$9.83
Class R-5	$9.83
Class R-6	$9.83